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                                                                     EXHIBIT 3.5
                           CERTIFICATE OF AMENDMENT
                           -------------------------
                      TO THE CERTIFICATE OF INCORPORATION
                      -----------------------------------
                       OF SKYLANDS PARK MANAGEMENT, INC.
                       --------------------------------

TO:  The Secretary of State
     State of New Jersey

     Pursuant to the provisions of Section 14A:9-2(4), Corporations, General of the New Jersey Statutes, the undersigned Corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

     1. The name of the Corporation is Skylands Park Management, Inc.

     2. The following amendment to the Certificate of Incorporation was approved by the directors of the Corporation on July 1, 1997 and thereafter adopted by the shareholders of the Corporation on September 12, 1997:

     RESOLVED: That the name of the Corporation is changed to "Millennium Sports Management, Inc."; and that in furtherance thereof, the proper officers of the Corporation are hereby authorized, empowered and directed to file a Certificate of Amendment to the Corporation's Certificate of Incorporation whereby ARTICLE I- NAME thereof shall be amended so as to read in full as follows: "The name of the Corporation, hereinafter referred to as the "Corporation", is Millennium Sports Management, Inc."

     3. The number of shares outstanding at the time of the adoption of the amendment was shares of common stock without par value. The total number of shares entitled to vote thereon was 1,973,975.

     4. The amendment was adopted by the shareholders of the corporation at a meeting of such shareholders held on September 12, 1997 pursuant to due notice thereof, at which a total of 1,865,771 shares (constituting a majority of the issued and outstanding shares of the common stock of the corporation) were present in person or by proxy. A total of 1,791,355 shares voted for the amendment, a total of 42,222 shares voted against the amendment, a total of 29,549 shares abstained with respect to the amendment, and a total of 2,645 shares were present but not voted with respect to the amendment.

Dated:  This 17th day of September, 1997

                                             SKYLANDS PARK MANAGEMENT, INC.

                                             By:
                                                --------------------------------
                                                Barry M. Levine, President